Exhibit 10.15

AMENDMENT AGREEMENT

to the Memorandum of Understanding dated 12 October 2022

This Amendment Agreement (this “Amendment”) is made as of 30 August 2024 by and between:

(1)	CUBEBIO Co., Ltd., a company incorporated under the laws of Republic of Korea having its office at 8F HYHILL Building, Digital-ro 10-gil 9, Geumcheon-gu, Seoul, Korea; and

(2)	Jacobson Medical (Hong Kong) Limited, a company incorporated under the laws of Hong Kong having its office at 13/F and 15/F, China Trade Centre, No. 122-124 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong.

The parties set out under (1) and (2) above are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS the Parties entered into a Memorandum of Understanding dated 12 October 2022 (the “MOU”);

WHEREAS the Parties have agreed to extend the Term of the MOU and to revise the supply price and non-binding sales forecast set out in Clause 1 of the MOU;

The Parties have agreed as follows:-

1.	Amendment to Clause 2.2. Clause 2.2 of the MOU shall be deleted in its entirety and replaced by the following:

“2.2 Term. This MOU shall be effective commencing on 12 October 2022 and shall continue until the date falling three (3) years after the Regulatory Approval Date. Thereafter, this MOU shall automatically renew for successive periods of one (1) year unless either Party gives the other Party written notice of non-renewal at least two (2) months before the expiry of the then- current term (the “Term”).

For purposes of this Clause 2.2, “Regulatory Approval Date” means the date on which all approvals, registrations, certifications, permits, accepted notifications or other governmental authorizations required for the lawful importation, marketing, distribution and commercial sale of the products set out in the revised Clauses 1.1 and 1.2 in Hong Kong and Macau have been obtained from the applicable competent governmental authorities.”

2.	Amendment to Clause 1.1. Clause 1.1 of the MOU shall be deleted in its entirety and replaced by the following:

“1.1 Supply price

i. CEED-Novus P (PANC Test Kit): USD 600/pack (30 tests/pack)

ii. CEED-Novus (Onco Test Kit): USD 600/pack (30 tests/pack)”

3.	Amendment to Clause 1.2. Clause 1.2 of the MOU shall be deleted in its entirety and replaced by the following:

“1.2 Non-binding 3-year sales forecast for sales in Hong Kong and Macau

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	200 Packs	400 Packs	500 Packs	1,100 Packs
CEED-Novus (Onco Test Kit)	1,500 Packs	2,600 Packs	5,000 Packs	9,100 Packs

4.	Products. In accordance with the agreement between the Parties, the products contemplated for sale under the MOU shall be limited to the products set out in the revised Clauses 1.1 and 1.2 above. The products previously set out in Clauses 1.1 and 1.2 of the MOU but not included in the revised Clauses 1.1 and 1.2 shall no longer be included in the product scope of the MOU.

5.	Continuing Effect. Except as expressly amended by this Amendment, all other terms of the MOU shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date first written above, in two originals by their duly authorised representatives, each Party retaining one signed original.

Signed for and on behalf of: CUBEBIO Co., Ltd.	Signed for and on behalf of: Jacobson Medical (Hong Kong) Limited

/s/ Choi, Eun-Jong	/s/ Patrick Wong
(authorised signature and company stamp)	(authorised signature and company stamp)
Name/Title: Choi, Eun-Jong / CEO	Name/Title: Patrick Wong / CEO